Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 21	Trade Date: 12/23/2002
(To Prospectus dated July 22, 2002)	Issue Date: 12/27/2002

The date of this Pricing Supplement is December 23, 2002

CUSIP or Common Code:	41013MEJ5	41013MEK2	41013MEL0	41013MEM8	41013MEN6
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,512,487.50	$2,044,512.00	$1,820,610.00	$3,610,732.00	$2,106,915.00
Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.500%
Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	12/15/2005	12/15/2006	12/15/2007	12/15/2010	12/15/2012

Stated Annual Interest Rate:	2.700%	3.200%	3.650%	4.400%	4.900%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly
First Payment Date:	1/15/2003	1/15/2003	1/15/2003	1/15/2003	1/15/2003
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	No	No
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A
Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

1 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 21	Trade Date: 12/23/2002
(To Prospectus dated July 22, 2002)	Issue Date: 12/27/2002

The date of this Pricing Supplement is December 23, 2002

CUSIP or Common Code:	41013MEP1	41013MEQ9	41013MER7	41013MES5
Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$982,500.00	$1,004,500.00	$1,325,025.00	$7,401,697.50

Discounts and Commissions:	1.750%	2.000%	2.500%	2.750%
Reallowance:	0.275%	0.350%	0.350%	0.350%

Dealer:	98.600%	98.350%	97.850%	97.600%

Maturity Date:	12/15/2014	12/15/2017	12/15/2022	12/15/2027

Stated Annual Interest Rate:	5.000%	5.350%	5.500%	5.750%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly
First Payment Date:	1/15/2003	1/15/2003	1/15/2003	1/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	12/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A	12/15/2007 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

2 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.